Exhibit 23.1

PricewaterhouseCoopers AG
St. Jakobs-Strasse 25
Postfach
4002 Basel
Switzerland
Phone+41 58 792 51 00
Fax+41 58 792 51 10
www.pwc.ch

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 25, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in Novartis AG’s Annual Report on Form 20-F for the year ended December 31, 2009.

PricewaterhouseCoopers AG

/s/ Michael P. Nelligan	/s/ Peter M. Kartscher

Michael P. Nelligan	Peter M. Kartscher
Global Engagement Partner	Audit expert
Auditor in charge

Basel, January 18, 2011

With offices in Aarau, Basel, Berne, Chur, Geneva, Lausanne, Lugano, Lucerne, Neuchâtel, Sitten, St. Gallen, Thun, Winterthur, Zug and Zurich, PricewaterhouseCoopers AG is a provider of auditing services and tax, legal and business consultancy services. PricewaterhouseCoopers AG is a member of a global network of companies that are legally independent of one another; the network is represented in some 150 countries throughout the world.